Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS'

         We consent to the use, in this Registration Statement on Form SB-2, of our report dated September 8, 1999 relating to the financial statements of Novex Systems International, Inc. and Subsidiary as of May 31, 1999 and for the years ended May 31, 1999 and 1998, and to the reference to our firm under the caption Experts in the accompanying Prospectus.

                                       /S/ FELDMAN SHERB HOROWITZ & CO., P.C.
                                           Feldman Sherb Horowitz & Co., P.C.
                                           Certified Public Accountants

January 28, 2000
New York, New York

                        CONSENT OF INDEPENDENT AUDITORS'

         We consent to the use, in this Registration Statement on Form SB-2, of our report dated January 26, 2000 relating to the special-purpose statement of assets acquired of Allied / Por Rok (formerly a division of Sherwin Williams, Inc.) as of August 13, 1999 and the special-purpose statement of revenues and cost of goods sold for the years ended December 31, 1998 and 1997, and to the reference to our firm under the caption Experts in the accompanying Prospectus.

                                         /S/ FELDMAN SHERB HOROWITZ & CO., P.C.
                                             Feldman Sherb Horowitz & Co., P.C.
                                             Certified Public Accountants

January 28, 2000
New York, New York